EXHIBIT 4.1


                               STATE OF MINNESOTA

                               SECRETARY OF STATE



                          CERTIFICATE OF INCORPORATION



         I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

         This corporation is now legally organized under the laws of Minnesota.

         Corporate Name:  CD Broadcasting Corporation of Minneapolis

         Corporate Charter Number:  60 568

         Chapter Formed Under:  302A

         This certificate has been issued on 02/07/1990.



                                              /s/ Joan Anderson Growe
                                              ----------------------------------
                                              Secretary of State

                            STATE OF MINNESOTA              See instructions on
                     OFFICE OF THE SECRETARY OF STATE       reverse side for
                                                            completing this form

                           ARCTICLES OF INCORPORATION
                                  CHAPTER 302A

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CORPORATE NAME
         CD Broadcasting Corporation of Minneapolis
--------------------------------------------------------------------------------

The undersigned incorporators, who are natural persons 18 years of age or older, in order to form a corporate entity under Minnesota Statues, Chapter 302A, adopt the following articles of incorporation:

                                    ARTICLE I

The name of the corporation is:
--------------------------------------------------------------------------------
CORPORATION NAME
         CD Broadcasting Corporation of Minneapolis
--------------------------------------------------------------------------------

                                   ARTICLE II

The registered office of this corporation is located at:
--------------------------------------------------------------------------------
STREET ADDRESS                      CITY, STATE, ZIP           COUNTY

5200 Willson Road, Ste. 308         Edina, MN  55424           Hennepin
--------------------------------------------------------------------------------

The registered agent at that address is (Note: The appointment of an agent is optional):
--------------------------------------------------------------------------------
NAME OF AGENT
None
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                                   ARTICLE III


The corporation is authorized to issue an aggregate total of:   NUMBER OF SHARES
(The minimum number of authorized shares is one.)               1,000

                                   ARTICLE IV

The names and addresses of the incorporators are (Note: Only one incorporator is required under Section 302A.105):


   Name   Address (may not be a post office       Incorporator's Signature (All
          box)                                    incorporators must sign the
                                                  articles)

Lance W.  Riley         5200 Willson Road, Ste.  308 /s/ Lance W. Riley
                        Edina, Mn  55424

STATE OF MINNESOTA
                     ss
County of Hennepin

The foregoing instrument was acknowledged before me this 2nd day of February, 1990.

                                                         /s/ Phylis Schaffer
                                                         (Notary Public)

(Notarial Seal)
--------------------------------------------------------------------------------

                                  INSTRUCTIONS

1.   Type or print with dark black ink.

2.   Total filing fee as required by Minnesota Statues, Section 302A.011;
     302.153 for
     valid incorporation.

     Filing Fee - $15.00.

     Incorporation Fee - $70.00

3. Make check for the total filing fee of $85 payable to the Secretary of State.

4. Mail or bring completed form to:

         Secretary of State
         Corporation Division
         180 State Office Building
         St.  Paul, MN  55155
         (612) 296-2803

Note: This form is intended merely as a guide in the formation of a Minnesota business corporation under Minnesota Statutes Chapter 302A and is not intended to cover all situations anticipated by that Statute. If this form does not meet the specific needs and requirements of the corporation that is being formed, the incorporators should draft their own articles specifically listing the modifications or denials of each provision to which they wish to be subject or from which they wish to be exempt.

                       FOR USE ONLY BY SECRETARY OF STATE

                    STATE OF MINNESOTA                      See instructions on
                OFFICE OF THE SECRETARY OF STATE            reverse side for
                                                            completing this form
                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                                       by

--------------------------------------------------------------------------------
NAME OF CORPORATION
         CD BROADCASTING CORPORATION OF MINNEAPOLIS
--------------------------------------------------------------------------------
Pursuant to Minnesota Status Section 302A.123, or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation's registered office:

--------------------------------------------------------------------------------
F      ADDRESS (NO.      5200 Wilson Road, Suite 308
R      & STREET)
O
M       CITY             COUNTY                                     ZIP

                         Hennepin        Edina              MN      55424
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       ADDRESS           5001 West 80th Street, Suite 255
T      (NO.  & STREET)
O
       CITY              COUNTY                                     ZIP

                         Hennepin        Bloomington         MN     55437
--------------------------------------------------------------------------------

The effective date of the change will be the 25th day of February, 19__, or the day of filing of this certificate with the Secretary of State, whichever is later.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

NAME OF OFFICER OR OTHER AUTHORIZED AGENT OF CORPORATION   SIGNATURE

Lance W.  Riley                                          /s/ Lance W. Riley

TITLE OR OFFICE                                          DATE
Secretary                                                March 15, 1991

STATE OF MINNESOTA           )        The foregoing instrument was acknowledged
                             )SS.     before me on this 15th day of March, 1991.
COUNTY OF Hennepin           )

                                                         /s/ Kathleen K. Patchen
(Notarial                                                (Notary Public)
    Seal)

--------------------------------------------------------------------------------
            Receipt Number                                File Data
--------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                   CD BROADCASTING CORPORATION OF MINNEAPOLIS

                           RESTATING AND AMENDING THE
                            ARTICLES OF INCORPORATION


         The undersigned, President of CD Broadcasting Corporation of Minneapolis, a corporation subject to Chapter 302A, hereby certifies that the Articles of Amendment set forth below, containing the restatement of the Articles of Incorporation with amendments thereto, were adopted by unanimous written authorization of the directors and shareholders pursuant to Sections 302A.239 and 302A.441, Minnesota Statutes:


                                   ARTICLE I.

                                      NAME

         The name of this corporation shall be Children's Broadcasting Corporation.

                                   ARTICLE II.

                                REGISTERED OFFICE

         The registered office of this corporation is located at 215 South Eleventh Street, Minneapolis, MN 55403.


                                  ARTICLE III.


         The names and addresses of the members of the Board of Directors at the time of the adoption of these Amended and Restated Articles are:

               NAME                                        ADDRESS

         Christopher T. Dahl                         5404 Interlachen Blvd.
                                                     Edina, MN 55436

         Richard W. Perkins                          1485 Fox Street
                                                     Orono, MN 55391


                                   ARTICLE IV.

                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is ten million shares with a par value of One Cent ($0.01) per share.

                                   ARTICLE V.

                           CLASSES AND SERIES OF STOCK

         In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of the corporation. Upon adoption of such resolution, a statement shall be filed with the Secretary of State in compliance with Section 302A.401, Minnesota Statutes, before the issuance of any shares for which the resolution creates rights or preferences not set forth in these Articles; provided, however, where the shareholders have received notice of the creation of shares with rights or preferences not set forth in the Articles before the issuance of the shares, the statement may be filed any time within one year after the issuance of the shares.


                                   ARTICLE VI.

                               SHAREHOLDER VOTING

         No shareholder of this corporation shall be entitled to any cumulative voting rights.

         The shareholders of the corporation shall take action by the affirmative vote of the holders of a majority of the shares present and entitled to vote, except where a larger proportion is required by law, these Articles of Incorporation or a shareholder control agreement.

         The affirmative vote of a majority of the voting power of all shares entitled to vote shall be required to authorize the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, including its goodwill, to amend the Articles of Incorporation, to adopt or reject an agreement of merger or to authorize the dissolution of the corporation.

                                  ARTICLE VII.

                                PREEMPTIVE RIGHTS

         No shareholder of this corporation shall have any preferential, preemptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold, whether now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation.


                                  ARTICLE VIII.

                               DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes,
Section 302A.559, or on violations
of federal or state securities laws; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article becomes effective. If Minnesota Statutes, Chapter 302A, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A. Any repeal of this provision as a matter of law or any modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX.

                             BOARD OF DIRECTORS VOTE

         The affirmative vote of a majority of the Board of Directors of the corporation present at a meeting is required for an action of the Board.


                                   ARTICLE X.

                         BOARD ACTION WITHOUT A MEETING

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office. Whenever written action is taken by less than all of the directors, all directors shall be notified immediately of the text and the effective date. Failure to provide the notice to the other directors shall not invalidate the written action.

         The undersigned has been authorized and directed to sign and file these Articles of Amendment in the manner required by law.



                                                       /s/ Christopher T. Dahl
                                                           President

                       CHILDREN'S BROADCASTING CORPORATION

                       CERTIFICATE OF DESIGNATION OF STOCK

         The undersigned, being the duly appointed Secretary of Children's Broadcasting Corporation, hereby certifies that the Board of Directors of the Corporation, acting pursuant to Chapter 302A, Minnesota Statutes, took action by unanimous resolution on November 18, 1991 to designate 378,083 shares of non-voting Common Stock of the Corporation, pursuant to which resolution said stock was issued on April 16, 1992.

         The undersigned further certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation with respect to the establishment and designation of non-voting stock:

                         DESIGNATION OF NON-VOTING STOCK

                  RESOLVED, in accordance with the Articles of Incorporation of the Corporation and pursuant to Minnesota Statutes, Chapter 302A, the Board of Directors hereby establishes and designates from the Corporation's unauthorized and unissued shares, 378,083 shares of common stock without voting rights (except as hereinafter provided), which shares shall in all respects, except for voting, be equal and have the same rights as, the common stock of the Corporation, such non-voting common stock hereinafter referred to as "Nonvoting Common Stock". Notwithstanding the foregoing, such non-voting stock shall have full voting rights at such time as the transfer of such shares is legally permitted pursuant to the terms of an agreement dated August 1,1991 between this Corporation, Russell Cowles II, Marguerite A. Cowles and First Bank Minneapolis, N.A., Trustees of the John Cowles Family Trust for the benefit of Russell Cowles, II.

                  RESOLVED FURTHER, that the President and Secretary of the Corporation are authorized and directed to take such further action as shall be necessary or required to issue said Non-Voting Common Stock and they, or any of them, are authorized and directed to file a certificate of designation pursuant to Section 302A.401, Subd. 3 of the Minnesota Business Corporation Act with the Minnesota Secretary of State.

                  I certify that I am authorized to execute this instrument and I further certify that I understand that by signing this amendment I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this Amendment under oath.



                                              /s/  Lance W. Riley
                                                   Secretary of
                                                   CHILDREN'S BROADCASTING
                                                   CORPORATION


s

              CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                  OF CONVERTIBLE PREFERRED STOCK SERIES 1993-A
                     OF CHILDREN'S BROADCASTING CORPORATION


         Children's Broadcasting Corporation, a corporation organized and existing under the laws of Minnesota (the "Corporation"), does hereby certify:

         That pursuant to authority vested in it by the provisions of the Articles of Incorporation, the Board of Directors of the Corporation, at a meeting of the Board held on December 8, 1993, at which meeting a quorum of directors was present and acting throughout, did adopt the following resolution authorizing the creation and issuance of a series of Preferred Stock designated as Convertible Preferred Stock Series 1993-A:

         RESOLVED, that the Corporation hereby designates 290,213 shares of its authorized but unissued Preferred Stock, par value $.01, as Convertible Preferred Stock, Series 1993-A, which shall have the following designations, preferences, rights, qualifications, limitations and restrictions in addition to those set forth in the Articles of Incorporation, as amended, of the
Corporation:

         1.       Designation:  Number of Shares:  Stated Value:  Dividends.

         Two Hundred Ninety Thousand Two Hundred Thirteen (290,213) shares of Preferred Stock shall be designated Convertible Preferred Stock 1993-A (hereinafter sometimes referred to as the "Convertible Preferred Stock" or as this "Series"). Shares of this Series shall have a stated value of $10.00 per share ("Stated Value"). Except as provided herein, shares of this Series shall not be entitled to dividends or other distributions and shall be non-participating for all purposes.

         2.       Redemption At Option of Holders.

                  (a) Commencing with the second day following the fifth anniversary of the date of issuance (the "Redemption Commencement Date"), the Corporation shall, subject to the requirements of the Minnesota Business Corporation Act, from time to time, redeem all shares of this Series tendered to the Corporation for redemption at the option of the holders of the Convertible Preferred Stock. The redemption price shall be the Stated Value. Such redemption shall be effected on the terms and conditions hereinafter provided.

                  (b) Each holder of shares of this Series who elects to require the Corporation to purchase all or any of such holder's shares shall surrender to the Corporation's transfer agent (or other fiduciary designated in writing by the Corporation as agent for redemption) certificates of this Series then outstanding as soon as practicable following the Redemption Date (hereinafter defined). The "Redemption Date" shall mean a date which is eight (8) calendar months following the giving of written notice (the "Redemption Notice") by such holder to the Corporation. The Redemption Notice may be given up to eight months prior to the Redemption Commencement Date and at any time after the Redemption Commencement Date. A Redemption Notice shall contain the holder's demand for redemption and be given to the Company at its principal executive offices last set forth in the Corporation's l0-Q/l0-QSB report filed with the Securities and Exchange Commission or, if no such report has been filed, to the Corporation's registered office in the state of its incorporation, as certified to or disclosed by the secretary of state of such state. Such notice shall be deemed given if in writing and sent postage prepaid by certified or registered first class mail or by nationwide overnight courier. Once given, a Redemption Notice may not be withdrawn; however, a holder may elect to convert, in accordance with paragraph 3 hereof, any or all of the shares of this Series prior to the Redemption Date.

                  (c) The Corporation shall, on or before the Redemption Date, deposit with its transfer agent (or such other agent for redemption selected by the Corporation) as a trust fund, a sum sufficient to redeem the shares of this Series subject to redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares, as evidenced by a list of such holders who have duly exercised such rights of redemption, certified by an officer of the Corporation, the redemption price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation by holders who have given a Redemption Notice, the shares represented thereby shall no longer be deemed outstanding, and all rights of such holders of the shares of Convertible Preferred Stock shall cease and terminate, except the right to receive the redemption price, without interest, as of the Redemption Date.

         3.       Conversion.

                  (a) The holder of any shares of this Series may at any time, prior to a Redemption Date applicable to such holder, elect to convert all or any portion of the shares of this Series into fully paid and non-assessable shares of Common Stock at the initial rate of one (1) share of Common Stock for each share of this Series, subject to adjustment pursuant to the provisions of subparagraph (c) of this paragraph 3. Such right of conversion shall be exercised by the surrender of the shares so to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of any agent for conversion from time to time designated by it for conversion of ("Conversion Agent") the shares of this Series accompanied by written notice of such holder's election to convert and (if so required by the Corporation or the Conversion Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Conversion Agent, duly executed by the registered holder or by his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to subparagraph (h) of this paragraph 3.

                  (b) As promptly as practicable after the surrender for conversion of any shares of this Series in the manner provided in subparagraph (a) of this paragraph 3 and the payment in cash of any amount required by the provisions of subparagraphs (a) and (h) of this paragraph 3, the Corporation will deliver or cause to be delivered at the principal executive offices of the Corporation or at the office of the Conversion Agent to or upon the written order of the holder of such shares, certificates representing (i) the number of full shares of Common Stock issuable upon such conversion, and (ii) if less than the full number of shares evidenced by the Convertible Preferred Stock certificate are being converted, a new certificate for the remaining number of shares thereof issued in such name or names as such holder may direct. Such conversion shall be deemed to have been immediately prior to the close of business on the date of such surrender of the shares, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons In whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time and such conversion shall be at the conversion rate in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion rate in effect at such time on such succeeding day.

                  (c) The initial conversion rate shall be one (1) share of Common Stock per share of this Series (equivalent to a conversion price of $10.00 per share). The conversion rate shall be subject to adjustment as follows:

                           (i) In case the Corporation shall (A) pay a dividend
                  or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock,
                  (C) combine its outstanding shares of Common Stock into a smaller number of shares, (D) issue by reclassification of its shares of Common Stock (whether by merger or consolidation or otherwise) any shares of capital stock of the Corporation or
                  (E) take any action with the same effect as any of the foregoing, the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive (subject to further adjustments pursuant to subparagraphs
                  (c)(ii) and (c)(iii) hereof) the number of shares of capital stock of the Corporation (or of the corporation surviving or resulting from any merger or consolidation) which he would have owned immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (c)(i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (c)(i), the holder of any shares thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

                           (ii) In case the Corporation shall issue rights or
                  warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subparagraph (c)(iv) below) on the record date mentioned below, other than pursuant to a dividend reinvestment plan, the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares in which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this paragraph 3(c)(ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock.

                           (iii) In case the Corporation shall distribute to all
                  holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subparagraph (c)(ii) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph
                  (c)(iv) below) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) For the purpose of any computation under
                  subparagraphs (c)(ii) and (c)(iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days commencing 45 trading days before the day in question. The "closing price" on any day shall mean the reported last sale price on such day or, in case no such reported sales takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then in the over-the-counter market as reported on NASDAQ or a similar reporting service, or, if no such quotations are available, the fair market price as determined by the Corporation (whose determination shall be conclusive).

                           (v) In any case in which this subparagraph (c) shall
                  require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing by the Corporation of the certificate of independent public accountants described in subparagraph (c)(vii) below) issuing to the holder of any shares converted after such record date
                  (x) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (y) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment.

                           (vi) No adjustment in the conversion rate shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that the provisions of this paragraph 3 (other than this subparagraph (c)(vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this paragraph 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this paragraph 3 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate in addition to those required by this subparagraph (c) as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

                           (vii) Whenever the conversion rate is adjusted as
                  herein provided, the Corporation shall promptly (x) file with the Conversion Agent a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) mail or cause to be mailed a notice of such adjustment to the holders of shares of this Series at their last addresses as they shall appear upon the books of the Corporation.

                           (viii) The term "Common Stock" shall mean the
                  Corporation's voting Common Stock, par value $.01 per share, as the same exists at the date of filing of this Certificate of Designation, Preferences and Rights of the Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to subparagraph (c)(i) above, the holder of any share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (c)(i) through (c)(vii) above, and the provisions of subparagraphs
                  (a) through (c) and subparagraphs (e) through (k) of this paragraph 4 with respect to the Common Stock shall apply on like or similar terms to any such other shares.

                  (d) No fractional shares of stock shall be issued upon the conversion of any share or shares of this Series. If more than one such share of this Series shall be surrendered for conversion at the same time by the same holder, the number of full shares which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (e), be deliverable upon the conversion of any share or shares, the Corporation shall in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered share or shares of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest on the last business day prior to the date of conversion, computed on the basis of the last reported sale price on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then in the over-the-counter market as reported by NASDAQ or a similar reporting service, or if no such quotations are available, the fair market price as determined by the Corporation (whose determination shall be conclusive).

                  (e) If either of the following shall occur, namely: (i) any consolidation or merger to which the Corporation is a party, other than a consolidation or a merger in which consolidation or merger the Corporation is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (ii) any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in consideration for property or securities of such other corporations; then the holder of each share of Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 3. In any such event, effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares of stock or other securities or property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting surviving corporation or other corporation issuing or delivering such shares or other securities or property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares of stock or other securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders of the Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares, securities or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph 3(e) shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares of stock and other securities and property. The provisions of this subparagraph
         (e) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (f) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of this Series, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the Conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. For the purpose of this subparagraph (f), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of this Series were held by a single holder.

                  The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares prior to such delivery on NASDAQ or each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                  The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares will upon issue be fully paid and non-assessable and not subject to any preemptive rights.

                  (g) Before taking any action which would cause an adjustment reducing the conversion price per share of this Series below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the conversion rate as so adjusted. If as a result of conversion of the shares of this Series it becomes necessary to authorize additional shares of Common Stock, the Corporation covenants that it will take such action at such time as is necessary by amendment of the Corporation's Articles of Incorporation.

                  (h) The Corporation shall pay any and all issue or other taxes payable in respect of any issue or delivery of shares of Common Stock upon conversion. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  (i) Notwithstanding anything elsewhere contained in this Certificate, any funds which at any time shall have been deposited by the Corporation or on its behalf with any paying agent for the purpose of paying dividends on or the redemption price of any shares of this Series and which shall not be required for such purposes because of the conversion of such shares, as provided in this paragraph 3, shall be, upon delivery to the paying agent of evidence satisfactory to it of such conversion, after such conversion be repaid to the Corporation by the paying agent.

                  (j)      In case:

                           (i) the Corporation shall take any action which would
                  require an adjustment in the conversion rate pursuant to subparagraph (c) of this paragraph 3; or

                           (ii) the Corporation shall authorize the granting to
                  the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or

                           (iii) there shall be any capital reorganization or
                  reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Corporation is a consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

                           (iv) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with any conversion agent, and shall cause to be given to the holders of the shares of this Series at least ten business days prior to the applicable date hereinafter specified, a notice setting forth (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (i) through (iv) of this subparagraph
         (j).

         4.       Voting.

         The shares of this Series shall not have any voting powers either general or special, except as provided by law. In exercising any voting rights conferred by law, each share of Convertible Preferred Stock shall be entitled to one vote.

         5.       Liquidation Rights.

         Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock, the amount of $10.00 per share. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Convertible Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the Convertible Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

         6.       No Purchase.  Retirement or Sinking Fund.

         The shares of this Series shall not be subject to the operation of any purchase, retirement or sinking fund.

         7.       Status.

         Shares of this Series which have been issued and reacquired in any manner by the Corporation shall, upon compliance with any applicable provisions of the Minnesota Business Corporation Act, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of this Series or as part of a new series of Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue; provided, however, that such shares may not be reissued as shares of this Series.

         8.       Priority.

         The Common Stock and all other series of Preferred Stock of the Corporation, now or hereafter issued, shall rank junior to the Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         9.       Relative Rights of Convertible Preferred Stock.

         So long as any of the Convertible Preferred Stock is outstanding, the Corporation will not:

                  (a) Declare, or pay, or set apart for payment, or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock either upon liquidation, dissolution or winding-up, and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any obligation to redeem shares of Convertible Preferred Stock which shall have been tendered for redemption; and

                  (b) Without the affirmative vote or consent of the holders of at least a majority of all the Convertible Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy, either in writing or by resolution adopted either at an annual meeting or special meeting called for the purpose, (i) authorize, create, or issue, or increase the authorized or issued amount, of any class or series of stock ranking on a par with or prior to the Convertible Preferred Stock, upon liquidation, dissolution or winding-up or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of the Certificate of Designation, Preferences and Rights of the Convertible Preferred Stock, so as to materially and adversely affect the preferences, special rights, privileges or powers of the Convertible Preferred Stock; provided, however, that the creation and issuance of other series of Preferred Stock ranking junior to the Convertible Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

         IN WITNESS WHEREOF, CHILDREN'S BROADCASTING CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate of Designation of Preferences and Rights to be signed by its President and attested by its Secretary this 21st day of August, 1994.


                                             CHILDREN'S BROADCASTING CORPORATION


[Corporate Seal]
                                              By:  /s/ Christopher T. Dahl
                                                   Christopher T. Dahl
Attest:                                            Chief Executive Officer
/s/ Lance W. Riley


Lance W. Riley, Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION


         The undersigned officer, on behalf of Children's Broadcasting Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that an amendment to the Corporation's Articles of Incorporation has been duly approved by the Company's Board of Directors and shareholders in accordance with Sections 302A.135 and 302A.139 of the Minnesota Statutes. Accordingly, Article IV is amended in its entirety to read as follows:


                                   ARTICLE IV

                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is twenty-five million (25,000,000) shares with a par value of one cent ($0.01) per share.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 31st day of October, 1994.

                                        CHILDREN'S BROADCASTING CORPORATION




                                        By: /s/ Christopher T. Dahl

                                             Its: President

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION

         CHILDREN'S BROADCASTING CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, does hereby certify that:

1. Effective as of January 11, 1996, pursuant to the authority conferred upon the Board of Directors by Minnesota Statutes, Section 302A.402, Subdivision 3, the Board of Directors authorized and adopted in writing resolutions providing for a one (1) for two (2) "Combination" and the following is a true copy of such resolutions:

                  RESOLVED, that there is hereby declared a Reverse Stock Split or Combination, pursuant to which every two (2) shares of issued and outstanding voting or nonvoting Common Stock, $.0l par value per share, and every two (2) shares of authorized but unissued voting or nonvoting Common Stock, $.01 par value per share, existing on the Combination Effective Date, shall be converted into one (1) share of Common Stock, $.02 par value per share; and every two (2) shares of Common Stock, $.0l par value per share issuable or reserved for issuance upon conversion of convertible preferred stock, or upon exercise of outstanding stock options and stock purchase warrants, shall, as of the Combination Effective Date, be converted automatically into one (1) share of Common Stock, $.02 par value per share.

                  FURTHER RESOLVED, that in order to effect the Combination,
                  Article IV of the Corporation's Restated Articles of Incorporation is amended in its entirety as follows:

                                   ARTICLE IV
                                     CAPITAL

                             The aggregate number of shares of stock
                    which this corporation shall have the authority to issue is twelve million five hundred thousand (12,500,000) shares with a par value of two cents ($.02) per share.

                  FURTHER RESOLVED, that such Combination shall be effected automatically on January 23, 1996, or such later date when the Amendment shall be filed with the Minnesota Secretary of State without further action by the Board of Directors or shareholders.

                  FURTHER RESOLVED, that the appropriate officers are hereby authorized and directed to prepare, execute, acknowledge and file on the Combination Effective Date the Articles of Amendment to the Restated Articles of Incorporation of this Corporation together with any other document or instrument necessary in connection with such Combination; and to request shareholders to exchange their stock certificates representing shares of Common Stock held prior to the Combination for new certificates representing shares of Common Stock issued as a result of the Combination.

                  FURTHER RESOLVED, that, promptly following the Combination Effective Date, the Corporation shall furnish the shareholders with the necessary materials and instructions to effect the exchange of their stock certificates in accordance with the Combination.

                  FURTHER RESOLVED, that shareholders who after the Combination would otherwise be entitled to receive fractional shares of Common Stock, will, upon surrender of their stock certificates representing shares of Common Stock owned as of the Combination Effective Date, receive a cash payment in lieu thereof equal to the value of such fractional shares determined by reference to the average closing bid price of the Common Stock for a period of ten trading days immediately preceding the Combination Effective Date, as reported by the NASDAQ SmallCap Market.

                  FURTHER RESOLVED, that certificates representing shares of Common Stock outstanding immediately prior to the Combination Effective Date which are subsequently presented for transfer will not be transferred on the books and records of the Corporation until the certificates representing such shares of Common Stock have been exchanged of record for certificates representing shares of Common Stock reflecting the Combination.

                  FURTHER RESOLVED, that in the event any certificate representing shares of Common Stock outstanding prior to the Combination is not presented for exchange upon request by the Corporation, any dividends that may be declared after the Combination Effective Date with respect to the Common Stock represented by such certificate will be withheld by the Corporation until such certificate has been properly presented for exchange.

                  FURTHER RESOLVED, that the appropriate officers of the Corporation, be and they hereby are authorized and directed, upon filing of the Amendment pursuant to Minnesota Statutes,
                  Section 302A.402, to proceed promptly to carry out the foregoing Actions and to execute and file all documents and instruments and to take such other actions as such officers deem necessary and appropriate to complete the Combination in accordance with Minnesota Statutes, Chapter 302A.

                  FURTHER RESOLVED, that the effective date of the above Resolutions shall be as of January 11, 1996.

2. The foregoing amendment to Article IV of the Restated Articles of Incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation's stock and will not result in the percentage of authorized shares that remains unissued after the Combination exceeding the percentage of authorized shares that were unissued before the Combination.

3. The amendment to Article IV of the Restated Articles of Incorporation was adopted pursuant to Chapter 302A.

         IN WITNESS WHEREOF, Children's Broadcasting Corporation has caused these Articles of Amendment to be signed by its President this 18th day of January, 1996.

                                        CHILDREN'S BROADCASTING CORPORATION


                                        By:  /s/ Christopher T. Dahl
                                             -----------------------------------
                                             Christopher T. Dahl



                                             President

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION


         CHILDREN'S BROADCASTING CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, does hereby certify that:

1. Effective as of January 11, 1996, pursuant to the authority conferred upon the Board of Directors by Minnesota Statutes, Section 302A.402, Subdivision 3, the Board of Directors authorized and adopted "I writing resolutions providing for a one (1) for two (2) "Combination" and the following is a true copy of such resolutions:

                  RESOLVED, that there is hereby declared a Reverse Stock Split or Combination, pursuant to which every two (2) shares of issued and outstanding voting or nonvoting Common Stock, $.01 par value per share, and every two (2) shares of authorized but unissued voting or nonvoting Common Stock, $.0l par value per share, existing on the Combination Effective Date, shall be converted into one (1) share of Common Stock, $.02 par value per share; and every two (2) shares of Common Stock, $.0l par value per share issuable or reserved for issuance upon conversion of convertible preferred stock, or upon exercise of outstanding stock options and stock purchase warrants, shall, as of the Combination Effective Date, be converted automatically into one (1) share of Common Stock, $.02 par value per share.

                  FURTHER RESOLVED, that in order to effect the Combination,
                  Article IV of the Corporation's Restated Articles of Incorporation is amended in its entirety as follows:

                                   ARTICLE IV
                                     CAPITAL

                              The aggregate number of shares of stock
                     which this corporation shall have the authority to issue is twelve million five hundred thousand (12,500,000) shares with a par value of two cents ($.02) per share.

                  FURTHER RESOLVED, that such Combination shall be effected automatically on January 23, 1996, or such later date when the Amendment shall be filed with the Minnesota Secretary of State without further action by the Board of Directors or shareholders.

                  FURTHER RESOLVED, that the appropriate officers are hereby authorized and directed to prepare, execute, acknowledge and file on the Combination Effective Date the Articles of Amendment to the Restated Articles of Incorporation of this Corporation together with any other document or instrument necessary in connection with such Combination; and to request shareholders to exchange their stock certificates representing shares of Common Stock held prior to the Combination for new certificates representing shares of Common Stock issued as a result of the Combination.

                  FURTHER RESOLVED, that, promptly following the Combination Effective Date, the Corporation shall furnish the shareholders with the necessary materials and instructions to effect the exchange of their stock certificates in accordance with the Combination.

                  FURTHER RESOLVED, that shareholders who after the Combination would otherwise be entitled to receive fractional shares of Common Stock, will, upon surrender of their stock certificates representing shares of Common Stock owned as of the Combination Effective Date, receive a cash payment in lieu thereof equal to the value of such fractional shares determined by reference to the average closing bid price of the Common Stock for a period of ten trading days immediately preceding the Combination Effective Date, as reported by the Nasdaq SmallCap Market.

                  FURTHER RESOLVED, that certificates representing shares of Common Stock outstanding immediately prior to the Combination Effective Date which are subsequently presented for transfer will not be transferred on the books and records of the Corporation until the certificates representing such shares of Common Stock have been exchanged of record for certificates representing shares of Common Stock reflecting the Combination.

                  FURTHER RESOLVED, that in the event any certificate representing shares of Common Stock outstanding prior to the Combination is not presented for exchange upon request by the Corporation, any dividends that may be declared after the Combination Effective Date with respect to the Common Stock represented by such certificate will be withheld by the Corporation until such certificate has been properly presented for exchange.

                  FURTHER RESOLVED. that the appropriate officers of the Corporation be and they hereby are authorized and directed upon filing of the Amendment pursuant to Minnesota Statutes,
                  Section 302A.402, to proceed promptly to carry out the foregoing Actions and to execute and file all documents and instruments and to take such other actions as such officers deem necessary and appropriate to complete the Combination in accordance with Minnesota Statutes, Chapter 302A.

                  FURTHER RESOLVED, that the effective date of the above Resolutions shall be as of January 11, 1996.

2. The foregoing amendment to Article IV of the Restated Articles of Incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation's stock and will not result in the percentage of authorized shares that remains unissued after the Combination exceeding the percentage of authorized shares that were unissued before the Combination.

3. The amendment to Article IV of the Restated Articles of Incorporation was adopted pursuant to Chapter 302A.

         IN WITNESS WHEREOF, Children's Broadcasting Corporation has caused these Articles of Amendment to be signed by its President this 18th of January, 1996.

                                          CHILDREN'S BROADCASTING CORPORATION


                                          By: Christopher T. Dahl
                                              ----------------------------------
                                              Christopher T. Dahl



                                              President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION


         The undersigned officer, on behalf of Children's Broadcasting Corporation, a Minnesota (the "Corporation"), hereby certifies that an amendment to the Corporation's Articles of Incorporation has been duly approved by the Company's Board of Directors and shareholders in accordance with Sections 302A.135 and 302A.139 of the Minnesota Statutes. Accordingly, Article IV is amended in its entirety to read as follows:

                                   ARTICLE IV

                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is fifty million (50,000,000) shares with a par value of two cents ($.02) per share.


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 3rd day of October, 1996.


                                           CHILDREN'S BROADCASTING CORPORATION


                                           By: /s/ James G. Gilbertson

                                           Its: COO

                       CHILDREN'S BROADCASTING CORPORATION

                       CERTIFICATE OF DESIGNATION OF STOCK


         The undersigned, being duly appointed Secretary of Children's Broadcasting Corporation (the "Corporation"), hereby certifies that the Board of Directors of the Corporation, acting pursuant to the authority contained in
Article V of the Articles of Incorporation of the Corporation and the provisions of Chapter 302A, Minnesota Statutes, took action by unanimous resolution on November 28, 1995, and duly adopted the following resolutions to establish and designate 2,177,368 shares of Common Stock of the Corporation as Class A Common Stock.
                       DESIGNATION OF CLASS A COMMON STOCK

         RESOLVED, in accordance with Article V of the Articles of Incorporation of the Corporation and pursuant to Minnesota Statutes, Chapter 302A, the Board of Directors hereby establishes, designates and reserves from the Corporation's unauthorized and unissued shares of Common Stock, Class A Common Stock in the amount and the voting powers and other special rights as follows:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such class of Common Stock shall be designated as "Class A Common Stock" and the number of shares constituting such class shall be 2,177,368.

         SECTION 2. ALL OTHER RIGHTS. Other than with respect to voting and conversion as set forth in Sections 3 and 4 below, the Class A Common Stock shall in all respects be equal and have the same rights as the Common Stock of the Corporation.

         SECTION 3. VOTING RIGHTS. Except as otherwise required by law, each outstanding share of Class A Common Stock shall not be entitled to vote on any matter on which the shareholders of the Corporation shall be entitled to vote and shares of Class A Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matter, provided that, notwithstanding the foregoing, holders of shares of Class A Common Stock shall be entitled to vote as a separate class on any amendment to the Certificate of Designation of Stock establishing such class and on any amendment, repeal or modification of any provision of the Articles of Incorporation of the Corporation that adversely affects the powers, preferences or special rights of holders of Class A Common Stock. Upon a conversion to Common Stock in accordance with Section 4 below, the holders of Class A Common Stock shall have full voting rights with respect to the shares of Common Stock issued by virtue of the conversion.

         SECTION 4.  CONVERSION.

                  (a)      Conversion Rights.  Subject to the provisions of this
                           Section 4, each holder of Class A Common Stock shall be entitled to convert, at any time and from time to time, at its option, any or all of the shares of Class A Common Stock held by such holder into an equivalent number of shares of voting Common Stock, provided that if pursuant to any federal law, rule, regulation or regulatory policy such conversion would cause the broadcast or other media interests of the holder to be attributed to the Corporation, or the broadcast or other media interest of the Corporation to be attributed to the holder and, as a result of the attribution of such broadcast or other media interests, (i) the holder would be foreclosed from the ownership of voting securities of the Corporation, or (ii) the Corporation would be foreclosed from the ownership of its broadcast or media interests or from the acquisition of any additional broadcast or media interests, the Class A Common Stock shall not be convertible, except in such amount as would not cause such broadcast or media interests to be so attributable.

                  (b) Conversion Procedure. Each conversion of shares of Class A Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Class A Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Common Stock (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that the Corporation shall issue shares to persons other than those indicated on the certificate or certificates representing the Converting Shares only in compliance with the Securities Act of 1933, as amended, and any other applicable state or federal securities law. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders or record of the Converted Shares.

                  (c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Class A Common Stock, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Class A Common Stock.

         FURTHER RESOLVED, that the President and the Secretary of the Corporation are authorized and directed to take such further action as shall be necessary or required to carry into effect the intent of the foregoing resolution and they, or any of them, are authorized and directed to file a certificate of designation pursuant to Section 302A.401, Subd. 3 of the Minnesota Business Corporation Act with the Minnesota Secretary of State.


         IN WITNESS WHEREOF, Children's Broadcasting Corporation has caused this Certificate of Designation to be signed by Lance W. Riley, its Secretary, this 27th day of February, 1996.

                                             CHILDREN'S BROADCASTING CORPORATION


                                             /s/ Lance W. Riley
                                             -----------------------------------
                                             LANCE W. RILEY, SECRETARY

                               ARTICLES OF MERGER


         These Articles of Merger (the "Articles") are entered into this 14th day of January, 1997, between Children's Broadcasting Corporation, a Minnesota corporation ("CBC"), and Children's Radio Group, Inc., a Minnesota corporation ("CRG").

         CBC and CRG hereby agree that on the Effective Date (as defined below), CBC and CRG shall merge into a single corporation on the following terms and conditions:

                                R E C I T A L S:

         A. The Boards of Directors of CBC and CRG, and all of the shareholders of CRG (the "Shareholder's), have approved the merger (the "Merger") of CRG into CBC, upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger (the "Plan") entered into as of January 14, 1997, between CBC and CRG, a copy of which Plan is attached hereto as Exhibit A.

                                    ARTICLE 1
                                     MERGER

         On the Effective Date, CRG shall be merged with and into CBC (the "Merger"), and CBC shall be the surviving corporation (hereinafter called the "Surviving Corporation"). Upon the effectiveness of the Merger, the separate corporate existence of CRG shall cease, and the Surviving Corporation shall succeed, without other transfer, to all of the rights and properties of CRG and shall be subject to all the debts and liabilities of CRG in the same manner as if the Surviving Corporation had itself incurred them; and shall continue to be vested with all the rights and property of CBC and be subject to all the debts and liabilities of CBC.

                                    ARTICLE 2
                                 EFFECTIVE DATE

         The Merger provided for in the Articles shall become effective on the filing by and in the office of the Secretary of State of the State of Minnesota of an executed copy of these Articles. The date and time of such filing is referred to in the Articles as the "Effective Date."

                                    ARTICLE 3
                        ARTICLES OF INCORPORATION; BYLAWS

         3.1 ARTICLES OF INCORPORATION. Upon the effectiveness of the Merger, the Articles of Incorporation of CBC shall be the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law.

         3.2 BYLAWS. The Bylaws of CBC as in effect on the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation until amended or repealed as provided therein.

                                    ARTICLE 4
                           CANCELLATION OF CRC SHARES

         Upon the effectiveness of the Merger, each share of CRG's Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. The Common Stock of CRG so canceled shall cease to exist as such. No shares of CBC shall be issued in respect thereto.

                                    ARTICLE 5
                                APPROVAL OF PLAN

         The Plan has been approved by CBC and CRG pursuant to Chapter 302A of Minnesota statutes.

                                    ARTICLE 6
                               OUTSTANDING SHARES

         The outstanding shares of the Surviving Corporation shall remain outstanding and are not affected by the Merger.

                                    ARTICLE 7
                                  CHOICE OF LAW

         The validity, interpretation, and performance of these Articles shall be controlled by and construed under the internal laws of the State of Minnesota.

                                    ARTICLE 8
                                  COUNTERPARTS

         These Articles may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has caused these Articles to be executed on its behalf by its duly authorized officers, all as of the day and year first above written, and caused its corporate seal to be affixed hereto.


                                             SURVIVOR:

                                             CHILDREN'S BROADCASTING CORPORATION
Attest:


/s/ Lance W. Riley                           By: /s/ Christopher T. Dahl
------------------------------                  --------------------------------
Lance W. Riley, Secretary
                                             Its: CEO
                                                  ------------------------------







                                             NON-SURVIVOR:

                                             CHILDREN'S RADIO GROUP, INC.
Attest:

/s/ Lance W. Riley                           By: /s/ Christopher T. Dahl
------------------------------                  --------------------------------
Lance W. Riley, Secretary
                                             Its: CEO
                                                  ------------------------------

                               AGREEMENT AND PLAN
                                       OF
                                     MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of this 14th day of January, 1997, by and between Children's Broadcasting Corporation, a Minnesota corporation ("CBC"), and Children's Radio Group, Inc., a Minnesota corporation ("CRG").

         WHEREAS, CBC and CRG desire that CRG merge with and into CBC, and that CBC shall continue as the surviving corporation of such merger, upon the terms and subject to the conditions set forth herein and in accordance with Section 302A.601 of the Minnesota Business Corporation Act (the "MBCA").

         WHEREAS, the respective Boards of Directors have approved this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree to merge as follows:

                                    ARTICLE 1
                                     MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, CRG shall be merged with and into CBC (the "Merger") in accordance with Section 302A.601 of the MBCA, and the separate existence of CRG shall cease and CBC shall be the surviving corporation and continue its corporate existence under the laws of the State of Minnesota.

         1.2 EFFECT OF THE MERGER. At the Effective Time of the Merger (as hereinafter defined), CBC shall possess and succeed all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of CRG; all property, real, personal and mixed, and all debts due on any account, including subscriptions for shares, and all other chooses in action, and every other interest of or belonging to or due to each of CRG shall vest in CBC without any further act or deed; the title to any real estate or any interest therein vested in CRG shall revert to CBC by reason of the Merger; CBC shall be responsible and liable for all the liabilities and obligations of CRG the CBC; a claim of or against or a pending proceeding by or against CRG may be prosecuted as if the Merger had not taken place, or CBC may be substituted in the place of CRG; and neither the rights of creditors nor any liens upon the property of CRG or CBC shall be impaired by the Merger.

         1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the Articles of Merger of CRG and CBC are filed with the Minnesota Secretary of State.

                                    ARTICLE 2
                    NAME, ARTICLES OF INCORPORATION, BYLAWS,
                          DIRECTORS AND OFFICERS OF CBC

         2.1 NAME OF SURVIVING CORPORATION. The name of the surviving corporation shall be "Children's Broadcasting Corporation."

         2.2 ARTICLES OF INCORPORATION. The Articles of Incorporation of CBC shall be the articles of incorporation of the surviving corporation from and after the Effective Time of the Merger until amended thereafter as provided therein or by law.

         2.3 BYLAWS. The Bylaws of CBC shall be the Bylaws of the surviving corporation from and after the Effective Time of the Merger until amended thereafter as provided therein or by law.

         2.4 DIRECTORS AND OFFICERS. The directors and officers of CBC at the Effective Time of the Merger shall be the directors and officers, respectively, of the surviving corporation from and after the Effective Time of the Merger and shall hold office in accordance with the Articles of Incorporation and Bylaws of CBC.

                                    ARTICLE 3
                           CANCELLATION OF CRG SHARES

         3.1 CANCELLATION OF ALL CRG SHARES. At the Effective Time of the Merger, each share of CRG's Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. The Common Stock of CRG so canceled shall cease to exist as such. No shares of CBC stock shall be issued in respect thereto.

                                    ARTICLE 4
                                     GENERAL

         4.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time prior to the Effective Time of the Merger if the board of directors of CBC or CRG determine that the consummation of the transactions provided for herein would not, for any reason, be in the best interests of such corporations and their respective shareholders.

         4.2 AMENDMENT. This Agreement may be amended at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of CRG and CBC.

         4.3 DEFERRAL. Consummation of the transactions herein provided for may be deferred by the Board of Directors of CRG and CBC, or any authorized officer thereof for a reasonable period of time if the Board of Directors of either corporation determines that such deferral would be in the best interests of CRG, CBC or their respective shareholders.

         4.4 HEADINGS. The headings set forth herein are inserted for convenience or reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         4.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

         4.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the day and year first above written.


                                             CHILDREN'S BROADCASTING CORPORATION
Attest:


/s/ Lance W. Riley                           By: /s/ Christopher T. Dahl
------------------------------                  --------------------------------
Lance W. Riley, Secretary
                                             Its: CEO
                                                  ------------------------------


                                             CHILDREN'S RADIO GROUP, INC.
Attest:


/s/ Lance W. Riley                           By: /s/ Christopher T. Dahl
------------------------------                  --------------------------------
Lance W. Riley, Secretary
                                             Its: CEO
                                                  ------------------------------

             CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                       CHILDREN'S BROADCASTING CORPORATION


         I, the undersigned, Christopher T. Dahl, the President, Chief Executive Officer and Chairman of Children's Broadcasting Corporation, a Minnesota corporation subject to the Minnesota Business Corporation Act, do hereby certify that the Board of Directors of said corporation, by action duly taken in writing on June 25, 1998, did adopt the following resolution:

         RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation (such series being hereinafter called "this Series" or the "Preferred Stock") and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of this Series and the following voting, dividend rate, liquidation preference, redemption, conversion right and other rights, preferences and restrictions with respect to the Preferred Stock:

(A)      Designation:  Number of Shares:  Stated Value.

         Six Hundred Six Thousand Sixty-One (606,061) shares of Preferred Stock, shall be designated Series B Convertible Preferred Stock. The shares of this Series have a stated value of $3.30 per share (the "Stated Value").

(B)      Voting.

         The shares of this Series shall be nonvoting.

(C)      Dividends.

         The shares of this Series shall not be entitled to dividends.

(D)      Other Terms of the Preferred Stock.

         (a) Liquidation Preference. In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the Stated Value for each share of this Series (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accrued thereon, if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation payment shall be made to the holders of shares of this Series in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to this Series with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of this Series the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution.

         After payment has been made to the holders of this Series in the amounts to which they are entitled as aforesaid and to the holders of any other class or series of stock having a preference upon liquidation, in the amounts to which they are entitled as set forth in the Articles of Incorporation of the Corporation, the holders of the Preferred Stock and the Common Stock shall be entitled to receive ratably on a per share basis (based upon the number of shares of Common Stock into which each share of Preferred Stock may be then convertible) all the remaining assets of the Corporation.

         At any time, in the event of the merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation or a plan of exchange between the Corporation and any other corporation (in which consolidation or merger or plan of exchange any shareholders of the Corporation receive distributions of cash or securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, and if the shareholders of the Corporation immediately prior to such transaction hold less than a majority of the outstanding voting securities of the surviving corporation immediately following consummation of such transaction, then, subject to the provisions of this paragraph, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Preferred Stock in such merger, consolidation, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as among the holders of the Preferred Stock and the holders of the Common Stock, to be a liquidation or dissolution of the Corporation if the holders of a majority of the outstanding shares of Preferred Stock so elect by giving written notice thereof to the Corporation at least two days before the effective date of such transaction. If no such notice is given, the provisions of subparagraph (c)(6) below hereof shall apply. The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than 14 days prior to the shareholder's meeting of the Corporation called to approve such transaction, or 14 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and of this subparagraph (a) (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the Preferred Stock in the transaction and the amount to which such holders would be entitled if such transaction were (as described above) to be deemed to be a liquidation or dissolution of the Corporation), and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than 14 days after the mailing by the Corporation of the first notice provided for herein or sooner than ten days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be reduced upon the written consent of the holders of a majority of the Preferred Stock, voting together as a single class.

         Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Preferred Stock to convert such shares in accordance with subparagraph (c) below.

         (b)      Redemption.

         (1) At any time on or before the date which is 60 days following the closing of the transaction contemplated by that certain purchase agreement between the Corporation and Catholic Radio Network, LLC, dated April 17, 1998, but in no event earlier than three business days after such closing, if the holders of at least Twenty-Five Percent (25%) of the outstanding unconverted shares of this Series so elect by giving written notice thereof to the Corporation, the Corporation shall, to the extent that funds are legally available therefor, redeem all of the outstanding unconverted shares of this Series by payment in cash of the sum equal to One Hundred Twenty-Two and One Half Percent (122.5%) of the Stated Value for each outstanding unconverted share of this Series (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected). If at the time of any required redemption the funds legally available for such redemption shall be insufficient to redeem the number of shares of this Series specified in the immediately preceding sentence, redemptions shall be made as among the holders of such shares of this Series on a pro rata basis to the extent funds are then legally available for such redemptions. Thereafter, as and to the extent legally available funds for the redemption thereof exist from time to time, the Corporation shall redeem additional shares of this Series, pro rata as among the holders thereof until all shares of this Series required by this subparagraph (b)(1) to be redeemed have been redeemed. In the event of a redemption of less than all of the outstanding shares of Preferred Stock pursuant to this subparagraph
                  (b)(1), redemptions as among the holders of such shares of Preferred Stock shall be on a pro rata basis.

         (2) If the Corporation so elects by giving written notice thereof to the holders of the outstanding unconverted shares of this Series, the Corporation may at anytime, to the extent that funds are legally available therefor, redeem all or any part of the outstanding unconverted shares of this Series, upon payment in cash of the sum equal to One Hundred Twenty-Two and One HalfPercent (122.5%) ofthe Stated Value for each outstanding unconverted share of this Series (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected).

         (3) The Corporation shall give notice by mail of redemptions to the holders of record of the shares of this Series at least 30 days prior to the date of redemption. The notice (i) shall specify the date of redemption, the number of shares to be redeemed from each shareholder and the redemption price, and
                  (ii) shall be addressed to each shareholder at his address as shown on the records of the Corporation. On or after the date fixed for redemption, each holder of shares of this Series called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment. If less than all of the shares represented by any such surrendered certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. If the Corporation deposits, on or prior to any date fixed for redemption of shares of this Series, with any bank or trust company having capital and surplus of at least $10,000,000, as a trust fund, a sufficient sum to redeem, on the date fixed for redemption thereof the shares then called for redemption, with instructions and authority to such bank or trust company to pay the redemption price on or after the date fixed for redemption or prior thereto upon the surrender of the certificates representing the shares then being redeemed, then and from and after the date of such deposit, and notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the date of such deposit, the sum so deposited, without interest, and the right to convert such shares as provided in subparagraph (c) below. Any funds so deposited and unclaimed at the end of four years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price only from the Corporation.

         (c) Conversion Right. At the option of the holders thereof at any time after the date 120 days following the Initial Closing Date, the shares of this Series shall, subject to subparagraph (c)(l), be convertible, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price determined as hereinafter provided, in effect at the time of conversion, each share of this Series being deemed to have the Stated Value for the purpose of such conversion. The number of shares of Common Stock to be delivered upon conversion of a share of this Series shall be the Stated Value, divided by the lesser of(x) One Hundred Ten (110%) of the average best bid price of the Common Stock for the five (5) consecutive trading days ending on the day preceding the Conversion Date (the "Fixed Strike Price"), or (y) Ninety-Four Percent (94%) of the average of the three lowest closing prices of the Common Stock during the 60 calendar day period ending on the day preceding the Conversion Date (herein called the "conversion price"), provided however, that such initial conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The number of shares so issuable upon conversion shall be multiplied by the number of shares of this Series to be converted, and the product thereof shall be delivered to the holder. Notwithstanding the foregoing, if the Common Stock is not traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market on the Conversion Date, then the percentage specified in clause (y) above shall be Eighty-Four Percent (84%).


         (1) The Preferred Stock may be converted, at the option of the holder, in accordance with the following schedule:


                      Number of Days                Percentage of Original
                Elapsed Following Issuance       Preferred Stock Convertible
                --------------------------       ---------------------------
                          120                               20%

                          150                               40%

                          180                               60%

                          210                               80%

                          240                              100%

                  In the case of the call for redemption of any shares of this Series, such right of conversion shall cease and terminate as to the shares designated for redemption on the day such shares are actually redeemed by the Corporation; provided, however, that the holder may, upon giving a Conversion Notice to the Company within ten (10) business days after receipt of the Company's notice of redemption, convert such number of shares of this Series as such holder would have been entitled to convert had such notice of redemption not been given by the Company. In the event that any shares of this Series have not been redeemed or converted into Common Stock on or before June 15, 2002, such shares shall automatically be converted in accordance with the provisions of subparagraph (c)(2).

         (2) In order to convert shares of this Series, the holder thereof shall (j) surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed (signature guaranteed) to the Corporation or in blank, and give written notice (the "Conversion Notice") to the Corporation at such office that such holder elects to convert such shares or (ii) telecopy prior to 5:00 p.m. (Minneapolis time) to the office of the Corporation the Conversion Notice and deliver within three (3) business days thereafter the original Conversion Notice by express courier, together with the certificate or certificates for the Preferred Stock duly endorsed (signature guaranteed) to the Corporation or in blank. The Conversion Notice shall specify the number of shares of this series to be converted. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day (which must be a business day) of the surrender of such shares for conversion as herein provided (the "Conversion Date"), and the person entitled to receive the shares of Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion.

         (3) The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of this Series shall thereafter be entitled to receive the number of shares of Common Stock of the Corporation obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

         (4) In case the Corporation shall (j) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (c)(5)) or convertible securities, or distribute to the holders of its Common Stock any rights or options to purchase Common Stock or convertible securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of this Series upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of this Series have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of this Series such holder (j) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or convertible securities, and any rights or options to purchase any Common Stock or convertible securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

         (5) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

         (6) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (a) above, lawful and adequate provision shall be made whereby the holders of this Series shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of this Series, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of this Series had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of this Series to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares receivable upon the conversion of this Series) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of this Series. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and majied to the registered holders of this Series, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

         (7) Upon any adjustment of the conversion price, then and in each case the Corporation shall give written notice thereof by first-class mail, postage prepaid, addressed to the registered holders of this Series, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of this Series, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (8)      In case at any time:

                  (i) the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (ii) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iv) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                  (v) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also spevify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

         (9) If any event ovcurs as to whjvh jn the opinion of the Board of Directors of the Corporation the other provisions of this subparagraph (c) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

         (10) As used in this subparagraph (c) the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of this Series shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of this Series, or, in case of any reclassification of the outstanding shares thereof the stock, securities or assets provided for in subparagraph (c)(6) above.

         (11) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the best bid price, in each case averaged over a period of 20 consecutive trading days ending on the date preceding the day as of which omarket priceo is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

         (12) The Corporation will take all steps necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating Nasdaq Rule 4310(v)(25)(H)(i)(d)(2) (the "Cap Regulations"). If despite taking such steps, the Corporation still cannot issue such shares of Common Stock without violating the Cap Regulations, the holder of Preferred Stovk which cannot be converted as a result of the Cap Regulations (each suvh share, an "Unconverted Share") shall have the option, exercisable in such holder's sole and absolute discretion, to elevt either of the following remedies:

                  (i) require the Corporation to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the best bid price of a share of Common Stock for the five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during each period) ending on the day preceding the date of notice of conversion or exercise; or

                  (ii) require the Corporation to redeem each Unconverted Share for an amount in cash equal to One Hundred Fifteen Pervent (115%) of the Fixed Strike Price of an Unconverted Share.

         IN WITNESS WHEREOF, I have subscribed my name hereto this 25th day of June, 1998.



                            /s/ Christopher T. Dahl
                            ----------------------------------------------------
                            Christopher T. Dahl
                            President, Chief Executive Officer and Chairman

                               State of Minnesota
                        Office of the Secretary of State
                                                                See instructions
                                                                 on reverse side
                                                                  for completing
                                                                      this form.
                              NOTICE OF CHANGE OF
                  REGISTERED OFFICE - REGISTERED AGENT OR BOTH
                                       BY
--------------------------------------------------------------------------------
NAME OF CORPORATION
                       CHILDREN'S BROADCASTING CORPORATION
--------------------------------------------------------------------------------
Pursuant to Minnesota Statutes, Section 302A.123, 303.10, or 317.19 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office or agent:

--------------------------------------------------------------------------------
          Agent's    (Fill in this box only if you already have an agent. Do not
           Name      list the corporate name in this box.)
F
R
O
M
          Address    215 South Eleventh Street
     (No. & Street)
                     City                      County             MN    Zip
                     Minneapolis,              Hennepin                 55403
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Agent's    (Fill in this box only if you already have an agent. Do not
           Name      list the corporate name in this box.)
T
O                    (You may not list a P.O. Box, but you may list a rural
                     route and box number.)

          Address    5501 Excelsior Boulevard
     (No. & Street)
                     City                      County             MN    Zip
                     Saint Louis Park          Hennepin                 55416
--------------------------------------------------------------------------------

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3

                This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the
                Secretary of State, in this box:
                              -------------------------

                              -------------------------
I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

--------------------------------------------------------------------------------
Name of Officer or Other Authorized             Signature
Agent of Corporation

     Christopher T. Dahl                     /s/ Christopher T. Dahl
--------------------------------------------------------------------------------
Title or Office

          President
--------------------------------------------------------------------------------

        Do not write below this line. For Secretary of State's use only
--------------------------------------------------------------------------------
          Receipt Number                           File Data
--------------------------------------------------------------------------------